[SOUTHERN STAR LOGO]

Press Release

Southern Star Central Corp.

Date:

May 10, 2005

Contacts:

Aaron Gold

Susanne Harris

Southern Star Central Corp.

Southern Star Central Gas Pipeline, Inc.

(646) 735-0500

(270) 852-5000

Southern Star Central Corp. Investor Call to Discuss First Quarter of 2005 Results

New York, NY – Southern Star Central Corp. (SSTAR) invites interested parties to listen to a discussion of Southern Star Central Corp.’s results for the first quarter ended March 31, 2005.  The Company’s 10-Q for the quarter ended March 31, 2005 is available on Southern Star Central Corp.’s website (http://www.southernstarcentralcorp.com/investors/default.htm).  The filing is also available on the EDGAR website (http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001260349&owner=include).

The conference call is scheduled for Thursday, May 12, 2005 at 12:00 pm Eastern Standard Time (11:00 am Central Standard Time).  The call-in number is 888-428-4470 (domestic callers) and 612-332-0630 (international callers).

In addition, the call will be recorded and available from Thursday, May 12,  2005 at 3:30 pm Eastern Standard Time until Friday, August 12, 2005 at 11:59 pm Eastern Standard Time at 800-475-6701 (domestic callers) and 320-365-3844 (international callers).   The confirmation number for all callers accessing the recorded conference call is 781319.

About Southern Star Central Corp

Southern Star Central Corp. (SSTAR) is the parent of Southern Star Central Gas Pipeline, Inc., a natural gas transmission system headquartered in Owensboro, Kentucky, spanning over 6,000 miles in the Midwest and Mid-continent regions of the United States. The pipeline system and facilities are located throughout Kansas, Oklahoma, Missouri, Wyoming, Nebraska, Colorado, Texas.  It serves major markets such as Kansas City, Wichita, Springfield, and St. Louis.